Exhibit 99.1

Contacts:

Colby Zintl	Derrick Nueman
Ask Jeeves Corporate Communications	Ask Jeeves Investor Relations
510-985-7610	510-985-7485
czintl@askjeeves.com	dnueman@askjeeves.com

Ask Jeeves Reports First Quarter 2004 Results

-Ask Jeeves posts first quarter revenues of $39.2 million-

-First quarter pro forma income of $0.23 per share-

-First quarter GAAP net income of $0.23 per share-

EMERYVILLE, Calif., April 20, 2004 — Ask Jeeves, Inc. (Nasdaq: ASKJ; “the Company”) today reported results for the first quarter ended March 31, 2004.

Revenues for the quarter ended March 31, 2004 were $39.2 million. These first quarter results represent 73 percent growth over revenues of $22.7 million for the comparable year-ago quarter.

“Q1 was another great quarter as our investments in technology, site experience and marketing paid off. We posted record revenues and the queries on our proprietary sites grew by 42 percent year-over-year, outpacing the query growth for the search market as a whole,” said Steve Berkowitz, CEO of Ask Jeeves, Inc. “We also executed on important initiatives that we believe will help drive our future growth. We announced the acquisition of Interactive Search Holdings, which is expected to double our market share, and we improved Ask Jeeves’ search technology, Teoma, making its search results even more relevant to our users.”

Pro forma income from continuing operations for the first quarter was $13.5 million, or $0.23 per share. For the comparable year-ago quarter, Ask Jeeves’ pro forma income from continuing operations was $3.5 million, or $0.07 per share. These pro forma results should be evaluated in light of the Company’s financial results prepared in accordance with GAAP. Ask Jeeves’ pro forma results are calculated by adjusting GAAP income from continuing operations to exclude the effects of amortization of other assets and certain other items as detailed in the accompanying table.

Under GAAP, Ask Jeeves’ income from continuing operations for the first quarter of 2004 was $13.4 million, or $0.23 per share. This compares to income from continuing operations on a GAAP basis of $8.5 million, or $0.17 per share, for the comparable year-ago quarter. In the year ago quarter our GAAP results were positively impacted by $0.10 per share due primarily to a one-time gain. A table reconciling the Company’s pro forma income from continuing operations to GAAP income from continuing operations is included in the condensed consolidated financial statements in this release. Unless otherwise indicated, revenues and other metrics in this release are based on Ask Jeeves’ continuing operations. Ask Jeeves completed the sale of its Jeeves Solutions division on July 1, 2003.

Cash, cash equivalents and marketable securities totaled $193.7 million on March 31, 2004.

Business Outlook

The following business outlook contains forward-looking statements describing management’s current expectations for the future. The matters discussed in these forward-looking statements are subject to numerous assumptions, risks and uncertainties, some of which are listed or referred to in the cautionary note below. The pro forma guidance below has been calculated in a manner consistent with the pro forma historical data provided in Ask Jeeves’ first quarter 2004 earnings release and it assumes a mid-May closing of the Interactive Search Holdings (“ISH”) acquisition. Under the terms of the ISH acquisition agreement, Ask Jeeves will issue 9.3 million shares of common stock and options and pay $150 million in cash.

Commenting on Ask Jeeves’ business outlook, the Company’s CFO, Steve Sordello, said “We are raising our financial forecast, while at the same time investing more in our business. We’re fortunate to be in a position to incrementally increase our investment levels to take advantage of the search market opportunity – which we believe is one of the best growth opportunities on the web.”

Second Quarter 2004 (Ask Jeeves on a Stand-Alone Basis)

For the second quarter on a stand-alone basis, Ask Jeeves anticipates revenues of $38 million and pro forma income of approximately $10 million, or $0.17 per share. Ask Jeeves anticipates that GAAP net income will be $0.16 per share. The anticipated difference between second quarter GAAP-basis net income and pro forma income of approximately $0.01 per share is expected to result primarily from amortization of other assets. The stand-alone earnings per share forecast assumes a share count of 60 million shares.

Second Quarter 2004 (Upon Closing of ISH Acquisition)

For the second quarter on a combined basis, Ask Jeeves anticipates revenues of $55 million and pro forma income of approximately $13.8 million, or $0.21 per share. Ask Jeeves anticipates that GAAP net income will be $0.15 per share. The anticipated difference between GAAP-basis net income and pro forma income forecasts is due primarily to the estimated non-cash amortization of intangible assets associated with the ISH acquisition. The combined earnings per share forecast assumes a share count of 64.7 million shares.

2004 Business Outlook (Upon Closing of ISH Acquisition)

Upon the closing of the ISH acquisition, Ask Jeeves anticipates combined company revenues of approximately $255 million and pro forma income of approximately $1.00 per share for 2004. GAAP net income is expected to be $0.75 per share. The anticipated difference between GAAP-

basis net income and pro forma income is primarily related to the non-cash amortization of intangibles

Conference Call Scheduled for 5 p.m. Eastern time on April 20, 2004

Ask Jeeves will hold a conference call to discuss its first quarter 2004 results and its business outlook for the second quarter and the year 2004 at 5 p.m. Eastern time on April 20, 2004. A more-detailed outlook will be presented on the call than is contained in this release. Interested persons can listen to a live broadcast of the conference call on the Internet at www.ask.com/investor. To listen to the live call, go to the web site at least fifteen minutes prior to the start time to download and install the necessary audio software. For those unable to listen to the live broadcast, a replay will be available one hour after the conclusion of the call at www.ask.com/investor for a period of three months. The financial and statistical information to be discussed during the conference call will be posted on Ask Jeeves Web site at www.ask.com/investor under the category “Earnings Releases.”

Cautionary Note Regarding Forward-looking Statements

This press release contains forward-looking statements. All statements regarding the future are forward-looking statements, including those statements regarding the Company’s potential for future growth, expectations regarding the planned acquisition of ISH, including the expected doubling of our market share and the anticipated mid-May closing, the Company’s anticipated increase in investment in its business and all expectations regarding revenue and productivity metrics, cash flow, net income, pro forma income, revenue growth and pro forma earnings per share of the Company on a stand-alone and combined basis in the future. The matters discussed in those statements are subject to risks and uncertainties that could cause actual results to differ materially from the results expressed or implied by the forward-looking statements. The forward-looking guidance provided in this press release is based on limited information available to Ask Jeeves at this time, which is subject to change. As a result of these uncertainties and information limits, Ask Jeeves’ actual results in the future may differ materially from management’s current expectations. Although management’s expectations may change after the date of this release, Ask Jeeves undertakes no obligation to revise or update the guidance above. The lack of any revision or update is not meant to imply continued affirmation of the guidance.

Factors that might cause or contribute to such differences include, but are not limited to: Ask Jeeves’ dependence on the Internet and its dependence on a single third-party paid placement provider; the risk that the acquisition does not close or the closing is delayed, the risk of further vertical consolidation in the Internet search and keyword advertising markets; the risk that Ask Jeeves’ user base might migrate to other search engines or that its web traffic might otherwise decline; risks associated with rapid technological change; the risk that companies’ internet advertising budgets might contract or grow at a slower pace; Ask Jeeves’ dependence on third parties for content, distribution and advertising delivery; potential lack of market acceptance of Ask Jeeves advertising products; introduction of new advertising products or search technologies by competitors; declines in the average selling price of Ask Jeeves’ advertising products; and adverse economic conditions in any of the major countries or markets in which Ask Jeeves does business or to which its web content is targeted. As a relatively short announcement, this press release cannot present a full discussion of such risks. Further information on risk factors that could affect Ask Jeeves’ financial results is included in its most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. Ask Jeeves encourages investors to read all of the disclosures in its SEC filings for a broader discussion of important factors that may be material to investors and may affect Ask Jeeves’ business, financial condition and results of operations.

About Ask Jeeves, Inc.

Ask Jeeves, Inc. is a provider of Web-wide search, providing consumers with authoritative and fast ways to find relevant information to their everyday searches. Ask Jeeves deploys its search technologies on Ask Jeeves (Ask.com and Ask.co.uk), Teoma.com, and Ask Jeeves for Kids (AJKids.com). In addition to its Web sites, Ask Jeeves syndicates its search technology and advertising units to a network of third-party web sites. Ask Jeeves is based in Emeryville, California, with offices in New York, Boston, New Jersey, Los Angeles, London and Dublin.

For more information, visit http://www.Ask.com or call 510-985-7400.

NOTE: Ask Jeeves, Ask.com and Teoma are registered trademarks of Ask Jeeves, Inc.

ASK JEEVES, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

		Three Months Ended
		(unaudited)
	March 31, 2004		March 31, 2003
Revenues	$39,229	100.0%	$22,715	100.0%
Cost of revenues	5,795	14.8%	4,994	22.0%

Gross profit	33,434	85.2%	17,721	78.0%
Operating expenses:
Product development	4,753	12.1%	3,544	15.6%
Sales and marketing	9,164	23.4%	6,890	30.3%
General and administrative	5,337	13.6%	3,627	16.0%

Total pro forma operating expenses	19,254	49.1%	14,061	61.9%

Pro forma operating income	14,180	36.1%	3,660	16.1%
Interest and other income, net	439	1.1%	187	0.8%

Pro forma income before income tax provision	14,619	37.2%	3,847	16.9%
Income tax provision	1,100	2.8%	335	1.5%

Pro forma income from continuing operations	$13,519	34.4%	$3,512	15.4%

Basic pro forma income from continuing operations per share	$0.29		$0.08

Weighted average shares outstanding used in computing basic pro forma income from continuing operations per share	46,885,863		42,197,154

Diluted pro forma income from continuing operations per share	$0.23		$0.07

Weighted average shares outstanding used in computing diluted pro forma income from continuing operations per share	59,370,727		48,619,325

Revenues from related parties	$1,131		$1,131

RECONCILIATION OF PRO FORMA INCOME FROM CONTINUING OPERATIONS TO GAAP INCOME FROM CONTINUING OPERATIONS

Pro forma income from continuing operations	$13,519	$3,512
Cost of revenues	—	—
Amortization of other assets	(275)	(522)

	(275)	(522)
Sales and marketing	—	(1)
General and administrative	—	(1)
Amortization of other assets	(7)	(7)
Transaction costs	—	(646)

	(7)	(654)
Gain on acquisition of joint venture	—	6,124
Interest and other income, net	142	(7)

Income from continuing operations	$13,379	$8,452

Notes:

Adjustments to sales and marketing and general and administrative costs relate to amortization of stock based compensation.

Amortization of other assets consists of the pro-rata expensing of intangibles from acquisitions, certain licensing fees, and trademarks.

Transaction costs in 2003 related to certain merger and acquisition activities that did not come to fruition.

Gain on acquisition of joint venture in 2003 consists of a gain from the acquisition of our UK joint venture.

The adjustments to interest and other income, net consist of realized gains and losses on investments, losses on disposals of assets, foreign exchange gains and losses, and miscellaneous income.

ASK JEEVES, INC.
PRO FORMA INCOME FROM CONTINUING OPERATIONS TO PRO FORMA EBITDA FROM CONTINUING
OPERATIONS AND GAAP INCOME FROM CONTINUING OPERATIONS

		Three Months Ended
		(unaudited)
	March 31, 2004		March 31, 2003
	Amount	Per Share	Amount	Per Share
Pro forma income from continuing operations	$13,519	$0.23	$3,512	$0.07
Depreciation	1,731	0.03	1,923	0.04
Interest and other income, net	(439)	(0.01)	(187)	—
Income tax provision	1,100	0.02	335	0.01

Pro forma EBITDA from continuing operations	15,911	0.27	5,583	0.12
Adjustments:
Depreciation	(1,731)	(0.03)	(1,923)	(0.04)
Interest and other income, net	439	0.01	187	—
Income tax provision	(1,100)	(0.02)	(335)	(0.01)
Cost of revenues	—	—	—	—
Amortization of other assets	(275)	—	(522)	(0.01)

	(275)	—	(522)	(0.01)
Sales and marketing	—	—	(1)	—
General and administrative	—	—	(1)	—
Amortization of other assets	(7)	—	(7)	—
Transaction costs	—	—	(646)	(0.02)

	(7)	—	(654)	(0.02)
Gain on acquisition of joint venture	—	—	6,124	0.13
Interest and other income, net	142	—	(7)	—

Income from continuing operations	$13,379		$8,452

Weighted average shares outstanding used in computing diluted income from continuing operations per share	59,370,727	$0.23	48,619,325	$0.17

Note: Pro forma EBITDA from continuing operations is defined as pro forma income from continuing operations excluding depreciation, interest and other income, and income tax provision.

ASK JEEVES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended
	March 31,
	(unaudited)
	2004	2003
Revenues	$39,229	$22,715
Cost of revenues	6,070	5,516

Gross profit	33,159	17,199
Operating expenses:
Product development	4,753	3,544
Sales and marketing	9,164	6,891
General and administrative	5,344	4,281

Total operating expenses	19,261	14,716

Operating income	13,898	2,483
Gain on acquisition of joint venture	—	6,124
Interest and other income/expense, net	581	180

Income before income tax provision	14,479	8,787
Income tax provision	1,100	335

Income from continuing operations	13,379	8,452
Loss from discontinued operations	—	(761)

Net income	$13,379	$7,691

Earnings per Share- Basic:
Income from continuing operations	$0.29	$0.20
Loss from discontinued operations	$—	$(0.02)

Net income per share	$0.29	$0.18

Weighted average shares outstanding used in computing basic net income (loss) per share	46,885,863	42,197,514

Earnings per Share- Diluted:
Income from continuing operations	$0.23	$0.17
Loss from discontinued operations	$—	$(0.01)

Net income per share	$0.23	$0.16

Weighted average shares outstanding used in computing diluted net income (loss) per share	59,370,727	48,619,325

Revenues from related parties	$1,131	$1,131

ASK JEEVES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31,	December 31,
	2004	2003
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$67,699	$36,673
Marketable securities	125,991	143,975

Total cash, cash equivalents and marketable securities	193,690	180,648
Accounts receivable, net	14,286	12,062
Prepaid expenses and other current assets	4,499	3,299

Total current assets	212,475	196,009
Property and equipment, net	14,387	10,933
Intangible assets, net	550	831
Other long-term assets	5,226	4,482

Total assets	$232,638	$212,255

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$16,066	$12,050
Accrued compensation and related expenses	5,066	5,137
Accrued restructuring costs	979	1,167
Deferred revenue	4,147	5,367

Total current liabilities	26,258	23,721
Convertible subordinated notes	115,000	115,000
Other liabilities	326	326

Total liabilities	141,584	139,047
Commitments and contingencies
Stockholders’ equity	91,054	73,208

Total liabilities and stockholders’ equity	$232,638	$212,255